Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 14, 2011, with respect to the consolidated financial statements, and internal control over financial reporting, included in the Annual Report of Integrated Silicon Solution, Inc. on Form 10-K for the year ended September 30, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Integrated Silicon Solution, Inc. on Form S-8.

/s/ Grant Thornton LLP

San Jose, California

December 14, 2011